Exhibit 8.3

53rd at Third 885 Third Avenue New York, New York 10022-4834 Tel: +1.212.906.1200 Fax: +1.212.751.4864 www.lw.com

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December 5, 2016

travel B.V.
Benningsen-Platz 1
40474 Düsseldorf
Federal Republic of Germany

Re:	travel B.V.

Ladies and Gentlemen:

We have acted as special U.S. tax counsel to travel B.V., a company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws on the Netherlands which will be transformed into Dutch public limited company (naamloze vennootschap) and re-named from travel B.V. to trivago N.V. (the “Company”), in connection with its filing of a Registration Statement on Form F-1 dated December 5, 2016, as amended to date, relating to the registration of American depositary shares issuable upon deposit of the Company’s Class A shares as defined in the Registration Statement (the “ADSs”) (collectively, the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).

The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the:

(i) the Registration Statement;

(ii) the form of Underwriting Agreement (the “Underwriting Agreement”) for the issuance of ADSs to be entered into between the Company and J.P. Morgan Securities LLC, Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, as representatives of the several underwriters, in substantially final form and filed as Exhibit 1.1 to the Registration Statement; and

(iii) the form of Deposit Agreement (the “Deposit Agreement”), between the Company, Deutsche Bank Trust Company Americas, as Depositary, and the holders and beneficial owners of ADSs.

In addition, in our capacity as special U.S. tax counsel, we have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate. We have not independently verified such factual matters.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, the statements set forth under the heading “Material tax considerations—Material U.S. federal income tax considerations” in the Registration Statement, insofar as such statements purport to discuss material U.S. federal income tax consequences of the acquisition, ownership and disposition of the ADSs, represent our opinion with respect to the matters referred to therein.

No opinion is expressed as to any matter not discussed herein.

We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws or the laws of any state or any other jurisdiction, or as to any other matters of municipal law or the laws of any local agencies within any state.

This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters. Our opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not affect the conclusions stated in this opinion. Any variation or difference in the facts from those set forth in the Registration Statement or other facts or representations that we have relied upon as may affect the conclusions stated herein.

This letter is furnished only to you and is solely for your benefit in connection with the transaction described herein. This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Securities), without our prior written consent, which may be granted or withheld in our sole discretion. However, this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name in the Registration Statement under the caption “Legal Matters”. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Latham & Watkins LLP

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